EXHIBIT 10.15.1

FIRST DETERMINATION
ON RENT

Units 33-35
Parker Centre
Mansfield Road
Derby
DE21 4SZ

FIRST DETERMINATION ON RENT
UNDER A LEASE OF PREMISES
KNOWN AS

Units 33-35
Parker Centre
Mansfield Road
Derby
DE21 4SZ

Determination of Philip Andrew Brian Dodd BSc FRICS MCIArb

1.                                       I Philip Andrew Brian Dodd was appointed by The President of The Royal Institution of Chartered Surveyors by email letter dated 19th September 2008 to act as an Independent Expert to determine a rent on the above property as at 6th January 2008.

2.                                       My appointment arises as a result of a dispute over the rent payable on review under a lease made originally between John Spencer Foxcroft, Arthur Paul Woollands and Christopher Noel Moore being the Trustees of the Garrandale Limited Directors Pension Scheme (Landlord) and Nexsan Technologies Limited (Tenant).

3.                                       A copy of the counterpart lease dated 23rd January 2003 has been sent to me and it is agreed between the parties that this is the principal legal document in this matter.

4.                                       The current parties are John Spencer Foxcroft, Arthur Paul Woollands and Christopher Noel Moore, being the Trustees of the Garrandale Limited Directors Pension Scheme (Landlord) and Nexsan Technologies Limited (Tenant).

5.                                       The parties representatives are D Brown Esq BSc.MRICS.ACIArb acting for the Landlord and A Wilson Esq BSc (Hons) ACIArb MRICS acting for the Tenant.

6.                                       I set out my proposals and terms of engagement in a document dated 9th October 2008.

7.                                       This matter has been dealt with by way of written representations under terms of engagement agreed through the parties’ representatives and referred to in 6.  Above.

8.                                       Representations from the parties were received under cover of letters dated 5th and 6th November respectively.  Subsequently cross representations were received under cover of letters dated 26th November 2008.

9.                                       The premises are held on a lease for a term of ten years with a five yearly rent review.  The relevant rent review date in this case is 6th January 2008.  The rent passing prior to the review date was £57,500 per annum exclusive.

10.                                 The provisions for rent review are contained in Clause 6 of the aforementioned Lease and is stated to be based on ‘market rent’ which is defined in the rent review provisions together with the procedure for dealing with the rent review.

11.                                 The main principal issues between the parties can be summarised as:

•                  The interpretation of the provisions in the lease and in particular the notional term to be assumed for the purposes of the rent review and the effect of this.

•                  The total Gross Internal Area of the property was agreed but the split between the principal uses internally and the relevance of this was not.

•                  The relevant evidence to be considered in this case.

•                  The rates to be applied in arriving at a rental value.

12.                                 I have studied both the parties’ submissions, counter submissions and the Lease referred to above.  In addition I have made other enquiries which I regard as being relevant to the valuation of the subject premises.  Furthermore I have considered the matter in the light of my own knowledge and experience and the information and details that have been made available to me.

13.                                 The Landlord’s representative has contended for a rent of £89,000 (per annum exclusive).

14.                                 The Tenant’s representative has contended for a rent of £58,250 (per annum exclusive).

15.                                 I carried out my inspection of the premises on 10th December 2008 in the afternoon plus a brief re-inspection on Tuesday 10th February 2009 at which time I also looked externally at the properties which I consider to be comparable to the subject property.

16.                                 I do hereby determine and decide that as at 1st January 2008 the rent assessed in accordance with the terms of the above mentioned Lease is in the sum of :

£66,750 (sixty six thousand, seven hundred and fifty pounds) per annum exclusive

17.                                 My fees and costs for making this determination amount to £3,363.76 including Vat.  (£438.76) and the parties have shared these equally in terms of payment.  The parties are responsible for their own surveyor’s fees and any other costs.

18.                                 This is my first determination as the Lease places upon me an obligation to determine the actual liability for my fees and costs (Clause 6.4.1).  I will deal with this matter after the parties have had an opportunity to consider this determination.

Signed:	/s/ PAB Dodd	Date:	12th February 2009

P A B Dodd Bsc FRICS MCIArb
Appointed Independent Expert

Units 33-35
Parker Centre
Mansfield Road
Derby
DE21 4SZ

Final determination of Philip Andrew Brian Dodd BSc FRICS MCIArb

1.                                       I Philip Andrew Brian Dodd made my first determination on rent in relation to the above property dated 12th February 2009.

2.                                       At my request the parties have consulted together and rather than making representations to me on the issue of costs, they have agreed the costs issue between themselves.

3.                                       I therefore determine costs in line with their agreement, namely that the parties in this matter will each pay 50% of my total costs of this determination plus VAT.

4.                                       I make no determination in relation to any other related costs.

5.                                       My determination is now final in respect of all matters.

Signed:	/s/ PAB Dodd	Date:	20th March 2009

P A B Dodd Bsc FRICS MCIArb
Appointed Independent Expert